UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2012

PepsiCo, Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road

Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation Fair Disclosure.

Today, at the Consumer Analyst Group of New York Conference in Boca Raton, Florida, PepsiCo, Inc. (“PepsiCo” or “we”) will reiterate that it expects core constant currency earnings per share to decrease by 5 percent in 2012 from its fiscal 2011 core earnings per share of $4.40 and that it expects its first quarter 2012 core constant currency earnings per share to decrease by a high-single-digit percentage from its first quarter 2011 core earnings per share of $0.74, as commodity inflation is expected to be highest in the first quarter. Based on the current forex market consensus, foreign exchange translation would have a three percentage point unfavorable impact on PepsiCo’s full-year core earnings per share growth in 2012.

PepsiCo will also reiterate that it expects a 2012 core tax rate of approximately 27 percent, that it is targeting nearly $8 billion in cash flow from operating activities and more than $6 billion in management operating cash flow (excluding certain items) in 2012 and that it anticipates share repurchases in 2012 of at least $3 billion.

PepsiCo will also reiterate its long-term target of mid-single-digit constant currency net revenue growth and that it is targeting long-term high-single-digit core constant currency EPS growth after a transition year in 2012.

Please refer to the glossary for more information about PepsiCo’s first-quarter and full-year fiscal 2012 core constant currency EPS guidance and long-term constant currency net revenue and core constant currency EPS growth targets.

Cautionary Statement

Statements in this communication that are “forward-looking statements,” including PepsiCo’s 2012 guidance and long-term growth targets, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “believe,” “expect,” “intend,” “estimate,” “project,” “anticipate,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; PepsiCo’s ability to compete effectively; unfavorable economic conditions in the countries in which PepsiCo operates; damage to PepsiCo’s reputation; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; trade consolidation or the loss of any key customer; changes in the legal and regulatory environment; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or outsource certain functions effectively; fluctuations in foreign exchange rates; increased costs, disruption of supply or shortages of raw materials and other supplies; disruption of PepsiCo’s supply chain; climate change, or legal, regulatory or market measures to address climate change; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; failure to successfully renew collective bargaining agreements or strikes or work stoppages; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations; failure to successfully implement PepsiCo’s global operating model; failure to realize anticipated benefits from our productivity plan; any downgrade of our credit ratings; and any infringement of or challenge to PepsiCo’s intellectual property rights.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Glossary

Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. In 2011, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, restructuring charges, as well as merger and integration costs and certain inventory fair value adjustments in connection with our acquisitions of The Pepsi Bottling Group, Inc. (PBG), PepsiAmericas, Inc. (PAS) and Wimm-Bill-Dann Foods OJSC (WBD). In addition, full-year 2011 core results exclude an extra week of results. With respect to our 2012 and longer-term guidance, our core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges, restructuring and impairment charges, and the impact of certain hedging contracts in connection with our acquisitions of PBG and PAS. For more details and reconciliations of our 2011 core results and 2012 core and core constant currency guidance and long-term growth targets, see “Reconciliation of GAAP and Non-GAAP Information” below.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.

Management operating cash flow: Net cash provided by operating activities less capital spending plus sales of property, plant and equipment. This non-GAAP financial measure is our primary measure used to monitor cash flow performance. See “Reconciliation of GAAP and Non-GAAP Information” below for a reconciliation of this measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).

Management operating cash flow, excluding certain items: Management operating cash flow, excluding: (1) discretionary pension and retiree medical contributions, (2) restructuring payments, (3) merger and integration payments in connection with our PBG, PAS and WBD acquisitions, (4) capital investments related to the bottling integration, and (5) the tax impacts associated with each of these items, as applicable. See “Reconciliation of GAAP and Non-GAAP Information” below for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).

Reconciliation of GAAP and Non-GAAP Information

(unaudited)

Core results and core constant currency results are non-GAAP financial measures as they exclude certain items noted below. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and with how management evaluates our operational results and trends.

53rd week impact

In 2011, we had an additional week of results (53rd week). Our fiscal year ends on the last Saturday of each December, resulting in an additional week of results every five or six years. The 53rd week increased net revenue by $623 million and operating profit by $109 million in the year ended December 31, 2011.

Commodity mark-to-market net impact

In the quarter ended March 19, 2011, we recognized $31 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the year ended December 31, 2011, we recognized $102 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. Certain of these commodity derivatives do not qualify for hedge accounting treatment and are marked to market with the resulting gains and losses recognized in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions take delivery of the underlying commodity.

Merger and integration charges

In the quarter ended March 19, 2011, we incurred merger and integration charges of $55 million related to our acquisitions of PBG, PAS and WBD, including $21 million recorded in the PAB segment, $42 million recorded in corporate unallocated expenses and a credit of $8 million recorded in the Europe segment, primarily reflecting a gain on our previously held equity interest in WBD. These charges also include closing costs and advisory fees related to our acquisition of WBD. In the year ended December 31, 2011, we incurred merger and integration charges of $329 million related to our acquisitions of PBG, PAS and WBD, including $112 million recorded in the PAB segment, $123 million recorded in the Europe segment, $78 million recorded in corporate unallocated expenses and $16 million recorded in interest expense. These charges also include closing costs and advisory fees related to our acquisition of WBD.

Restructuring charges

In the year ended December 31, 2011, we incurred charges of $383 million in conjunction with our multi-year productivity plan (Productivity Plan), including $76 million recorded in the FLNA segment, $18 million recorded in the QFNA segment, $48 million recorded in the LAF segment, $81 million recorded in the PAB segment, $77 million recorded in the Europe segment, $9 million recorded in the AMEA segment and $74 million recorded in corporate unallocated expenses. The Productivity Plan includes actions in all segments of our business that we believe will strengthen our complementary food, snack and beverage businesses through a new integrated operating model designed to streamline our organization, accelerate information sharing, facilitate timely decision-making and drive operational productivity.

Inventory fair value adjustments

In the quarter ended March 19, 2011, we recorded $34 million of incremental costs in cost of sales related to fair value adjustments to the acquired inventory included in WBD’s balance sheet at the acquisition date and hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date. In the year ended December 31, 2011, we recorded $46 million of incremental costs in cost of sales related to fair value adjustments to the acquired inventory included in WBD’s balance sheet at the acquisition date and hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date.

Management operating cash flow

Additionally, management operating cash flow is the primary measure management uses to monitor cash flow performance. This is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities.

2012 guidance and long-term targets

Our 2012 core tax rate guidance, our 2012 first-quarter and full-year core constant currency EPS guidance and our long-term core constant currency EPS growth targets exclude the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges, and restructuring and impairment charges. In addition, our 2012 first-quarter and full-year core constant currency EPS guidance and our long-term constant currency net revenue and core constant currency EPS growth targets exclude the impact of foreign exchange. We are not able to reconcile our full-year projected 2012 core tax rate to our full-year projected 2012 reported tax rate or our first-quarter and full-year projected 2012 core constant currency EPS growth or our long-term core constant currency EPS growth targets to our first-quarter and full-year projected 2012 and long-term reported results because we are unable to predict the 2012 and long-term impact of foreign exchange or the mark-to-market net impact on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. In addition, we are unable to reconcile our long-term constant currency net revenue growth target to our long-term reported net revenue growth because we are unable to predict the long-term impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide reconciliations of these measures.

Diluted EPS Reconciliation

Quarter Ended
3/19/11
Reported Diluted EPS	$0.71
Mark-to-Market Net Gains	(0.01)
Merger and Integration Charges	0.03
Inventory Fair Value Adjustments	0.01

Core Diluted EPS	$0.74

FY 2011
Reported Diluted EPS	$4.03
53rd Week	(0.04)
Mark-to-Market Net Losses	0.04
Merger and Integration Charges	0.17
Restructuring Charges	0.18
Inventory Fair Value Adjustments	0.02

Core Diluted EPS	$4.40

Net Cash Provided by Operating Activities Reconciliation (in billions)

2012 Guidance
Net Cash Provided by Operating Activities	~$	7.8
Net Capital Spending		~(2.9)

Management Operating Cash Flow		~4.9
Payments Related to Restructuring Charges (after-tax)		~0.5
Discretionary Pension and Retiree Medical Contributions (after-tax)		~0.7
Capital Investments Related to the PBG/PAS Integration		~0.1

Management Operating Cash Flow Excluding above Items	~$	6.1	*

*	Does not sum due to rounding.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date: February 23, 2012	By:	/s/ Maura Abeln Smith
	Name:	Maura Abeln Smith
	Title:	Executive Vice President, Government Affairs, General Counsel and Corporate Secretary